Media Contact: David Rubinger 404.502.1240 / david@rubinger.com
Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Reports Third Quarter Financial Results

▪	Net income improves to $4.3 million as positive fundamental trends continue

▪	Organic loans now comprise more than 80% of total gross loans

▪	FDIC receivable decreased 26% in the quarter

▪	Remaining accretable discount on loans covered by loss share agreements with the FDIC stands at $230 million

▪	Board authorizes stock repurchase program

ATLANTA, GA, October 24, 2013 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended September 30, 2013. Net income for the third quarter of 2013 was $4.3 million, compared to $137 thousand for the second quarter of 2013 and $3.4 million for the third quarter of 2012. Fully diluted earnings per share were $.13 in the third quarter compared to $.00 in the second quarter of 2013 and $.10 in the third quarter of 2012. Separately, the company’s board of directors authorized the repurchase of up to one million shares (approximately 3%) of the company’s outstanding common stock.  The shares may be repurchased from time to time in the open market or through privately negotiated transactions, depending upon market conditions and other factors.

Commenting on the results, Joe Evans, Chairman and CEO, said, "I am pleased with the results of the third quarter as we once again experienced solid organic loan growth and crossed the 80% threshold of noncovered loans to total loans, which led to a record high level of interest income on noncovered loans. Additionally, total expenses were down in the quarter, and our deposit funding mix continued to improve. The FDIC receivable and related amortization expense on the covered loan portfolio both declined in the quarter as we expect to continue to manage with confidence toward a soft landing for loss share expiration."

Operating Highlights

Net interest income was $44.4 million in the third quarter of 2013, up from $41.6 million in the second quarter of 2013 and $34.2 million in the third quarter of 2012. Accretion income on covered loans increased $2.2 million from the second quarter of 2013 primarily due to closing out of loan pools in the third quarter of 2013. Interest income on noncovered loans for the third quarter of 2013 was $15.8 million, up from $15.1 million in the prior quarter and $14.7 million in the third quarter of 2012. Yield on noncovered loans of 5.52% was down 11 basis points in the third quarter of 2013 due to increasingly competitive pricing pressure. Interest expense of $2.0 million in the third quarter of 2013 was down slightly versus the prior quarter and down from $2.2 million in the third quarter of 2012. Cost of funds for the third quarter was 38 basis points, up only one basis point from the second quarter of 2013 but down three basis points from the year ago period.

The noncovered loan portfolio continues to perform well, as annualized net charge-offs to average noncovered loans were 10 basis points in the third quarter of 2013. The provision for loan losses on noncovered loans was $905 thousand in the third quarter of 2013 and was primarily attributable to loan growth. The provision on noncovered loans totaled $665 thousand in the prior quarter and $1.1 million in the third quarter of 2012. The provision for loan losses on covered loans was a negative $636 thousand in the third quarter of 2013 due to actual cash flows continuing to exceed estimated cash flows. This compared to a provision of negative $1.3 million in the second quarter of 2013 and positive $5.4 million in the third quarter of 2012.

Noninterest income excluding amortization of the FDIC receivable for loss share agreements, which we refer to herein as the indemnification asset, was $4.5 million for the third quarter of 2013, up from $4.2 million in the second quarter of 2013. The linked-quarter increase was driven by gains on certain securities sold for overall asset/liability management purposes to shorten the duration of the investment portfolio, as well as higher service charge income in the quarter. Total noninterest income for the third quarter of 2013, which includes amortization of the indemnification asset, was negative $14.5 million compared to negative $16.5 million in the second quarter of 2013 and negative $3.3 million in the third quarter of 2012.

Amortization of the indemnification asset negatively impacted noninterest income by $19.0 million in the third quarter of 2013 compared to $20.8 million in the second quarter of 2013 and $6.3 million in the third quarter of 2012. We are currently projecting $73 million of scheduled amortization of the indemnification asset with an estimated weighted average life of four quarters, versus $230 million of scheduled loan accretion income with an estimated weighted average life of nine quarters. The $230 million of accretable discount remaining at September 30, 2013 is $27 million lower than at the end of the second quarter of 2013 but $57 million higher than at year-end 2012.

Total noninterest expense for the third quarter of 2013 was $23.1 million, down from $25.5 million in the second quarter of 2013 but up from $19.8 million in the third quarter of 2012. The $2.3 million decrease in noninterest expense in the third quarter of 2013 compared to the second quarter of 2013 was primarily due to lower loan collection and OREO costs, salaries and benefits and legal and professional fees. Loan collection and OREO costs declined $1.6 million in the third quarter of 2013. Salaries and benefits in the third quarter of 2013 totaled $14.8 million, a $753 thousand linked-quarter decline due largely to higher one-time costs in the second quarter of 2013. Legal and professional fees were down $326 thousand in the quarter due to lower external consulting fees.

Financial Condition

Total assets at quarter-end were $2.53 billion, down from $2.61 billion at June 30, 2013 and $2.64 billion at September 30, 2012. Loans not covered by loss share agreements with the FDIC grew a net $41.7 million from the second quarter of 2013 to $1.16 billion and have increased a net $227.5 million year-over-year. Noncovered loans now comprise 80.1% of total gross loans. Total net loans were $1.43 billion, up $3.1 million from the second quarter of 2013 but down $3.2 million from the third quarter of 2012 as covered loans continue to be resolved.

Total deposits at quarter-end were $2.05 billion, down from $2.13 billion at the end of the second quarter of 2013 and $2.12 billion at the end of the third quarter of 2012. Noninterest-bearing deposits declined $9.7 million from the second quarter of 2013 due to seasonality and period-end volatility of a few larger accounts, but increased $52.5 million from the third quarter of 2012. Noninterest-bearing deposits made up 20.5% of total deposits at September 30, 2013. Average noninterest-bearing deposits increased $12.2 million from the second quarter of 2013 and $66.3 million from the third quarter of 2012.

Tangible book value per share was $12.97 at the end of the third quarter. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 16.20% and a Tier I risk-based capital ratio of 26.18%.

Detailed Results

Supplemental tables displaying financial results for the third quarter of 2013, the previous four quarters and year-to-date 2013 are included with this press release.

Conference Call

State Bank Chief Executive Officer Joe Evans, Chief Financial Officer Tom Callicutt and Executive Risk Officer Kim Childers will discuss financial and business results for the quarter on a conference call today at 10:00 a.m. EDT. The dial in number is 1.800.616.4018. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation and State Bank and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.5 billion in assets as of September 30, 2013. State Bank has locations in Metro Atlanta and Middle Georgia.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of our strategic plan, including projections of future amortization and accretion, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2012, for a description of some of the important factors that may affect actual outcomes.

State Bank Financial Corporation 3Q13 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						3Q13 Change vs.
(Dollars in thousands, except per share amounts)	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12
Income Statement Highlights
Total interest income on invested funds	$2,587	$2,693	$2,502	$2,585	$2,847	$(106)	$(260)
Interest income on noncovered loans, including fees	15,800	15,141	14,374	15,053	14,729	659	1,071
Accretion income on covered loans	27,978	25,787	20,636	27,839	18,893	2,191	9,085
Total interest expense	1,981	1,995	1,996	2,096	2,235	(14)	(254)
Net interest income	44,384	41,626	35,516	43,381	34,234	2,758	10,150
Provision for loan losses (noncovered loans)	905	665	350	325	1,050	240	(145)
Provision for loan losses (covered loans)	(636)	(1,288)	(2,385)	3,021	5,441	652	(6,077)
Amortization of FDIC receivable for loss share agreements	(18,971)	(20,762)	(16,779)	(15,260)	(6,291)	1,791	(12,680)
Noninterest income	4,471	4,224	4,121	4,641	3,002	247	1,469
Noninterest expense	23,124	25,461	26,664	24,783	19,835	(2,337)	3,289
Income (loss) before income taxes	6,491	250	(1,771)	4,633	4,619	6,241	1,872
Income tax expense (benefit)	2,142	113	(615)	1,418	1,261	2,029	881
Net income (loss)	$4,349	$137	$(1,156)	$3,215	$3,358	$4,212	$991
Per Common Share Data
Basic net income (loss) per share	$.14	$—	$(.04)	$.10	$.11	$.14	$.03
Diluted net income (loss) per share	.13	—	(.04)	.10	.10	.13	.03
Cash dividends declared per share	.03	.03	.03	.03	.03	—	—
Book value per share at period end	13.36	13.34	13.38	13.48	13.42	.02	(.06)
Tangible book value per share at period end	12.97	12.94	12.96	13.06	13.18	.03	(.21)
Market price at period end	15.87	15.03	16.37	15.88	16.49	.84	(.62)
Period end shares outstanding	32,076,645	31,926,331	31,918,665	31,908,665	31,896,738	150,314	179,907
Weighted Average Shares Outstanding:
Basic	31,998,901	31,918,677	31,908,776	31,904,381	31,654,046	80,224	344,855
Diluted	33,296,650	33,124,681	31,908,776	33,179,198	32,808,726	171,969	487,924
Average Balance Sheet Highlights
Noncovered loans, net of unearned income	$1,140,052	$1,083,549	$1,007,094	$955,153	$901,168	$56,503	$238,884
Covered loans	305,487	351,955	419,204	499,828	622,841	(46,468)	(317,354)
Loans, net of unearned income	1,445,539	1,435,504	1,426,298	1,454,981	1,524,009	10,035	(78,470)
Assets	2,561,802	2,644,241	2,627,041	2,642,384	2,673,526	(82,439)	(111,724)
Deposits	2,077,170	2,147,653	2,115,382	2,114,544	2,155,047	(70,483)	(77,877)
Liabilities	2,134,590	2,217,002	2,197,455	2,211,127	2,246,107	(82,412)	(111,517)
Equity	427,212	427,239	429,586	431,257	427,419	(27)	(207)
Tangible common equity	414,516	414,181	416,155	421,617	419,596	335	(5,080)
Key Metrics (1)
Return on average assets	.67%	.02%	(.18)%	.48%	.50%	.65%	.17%
Return on average equity	4.04	.13	(1.09)	2.97	3.13	3.91	.91
Yield on earning assets	8.31	7.76	6.95	8.48	6.77	.55	1.54
Cost of funds	.38	.37	.38	.39	.41	.01	(.03)
Rate on interest-bearing liabilities	.47	.46	.47	.48	.49	.01	(.02)
Net interest margin	7.95	7.41	6.58	8.09	6.36	.54	1.59
Average equity to average assets	16.68	16.16	16.35	16.32	15.99	.52	.69
Leverage ratio	16.20	15.57	15.51	15.49	15.44	.63	.76
Tier I risk-based capital ratio	26.18	25.88	28.17	29.25	29.95	.30	(3.77)
Total risk-based capital ratio	27.44	27.14	29.45	30.54	31.23	.30	(3.79)
Efficiency ratio	77.15	101.01	116.08	75.46	63.90	(23.86)	13.25
Average loans to average deposits	69.59	66.84	67.43	68.81	70.72	2.75	(1.13)
Noninterest-bearing deposits to total deposits	20.50	20.22	19.07	18.03	17.31	.28	3.19
Nonperforming loans to total noncovered loans (2)	.25	.33	.42	.49	.58	(.08)	(.33)
Nonperforming assets to loans + ORE:
Noncovered	.33	.42	.44	.60	.67	(.09)	(.34)
Covered	15.11	13.56	10.67	8.67	9.43	1.55	5.68
(1)  Income calculated on a fully tax-equivalent basis.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 3Q13 Financial Supplement: Table 2 Condensed Consolidated Balance Sheets Quarterly (Unaudited)

						3Q13 Change vs.
(Dollars in thousands)	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12
Assets
Cash and amounts due from depository institutions	$7,888	$6,783	$7,680	$9,974	$6,784	$1,105	$1,104
Interest-bearing deposits in other financial institutions	399,267	430,937	459,494	433,483	345,399	(31,670)	53,868
Cash and cash equivalents	407,155	437,720	467,174	443,457	352,183	(30,565)	54,972
Investment securities available-for-sale	374,838	370,146	351,565	303,901	311,323	4,692	63,515
Loans receivable:
Noncovered under FDIC loss share agreements	1,164,854	1,123,122	1,051,455	985,502	937,331	41,732	227,523
Covered under FDIC loss share agreements	290,077	333,683	396,831	474,713	553,006	(43,606)	(262,929)
Allowance for loan losses (noncovered loans)	(16,427)	(15,805)	(15,122)	(14,660)	(14,330)	(622)	(2,097)
Allowance for loan losses (covered loans)	(12,075)	(17,630)	(28,706)	(55,478)	(46,411)	5,555	34,336
Net loans	1,426,429	1,423,370	1,404,458	1,390,077	1,429,596	3,059	(3,167)
Mortgage loans held for sale	885	753	2,386	4,853	2,130	132	(1,245)
Other real estate owned:
Noncovered under FDIC loss share agreements	974	1,097	276	1,115	892	(123)	82
Covered under FDIC loss share agreements	51,651	52,345	47,401	45,062	57,595	(694)	(5,944)
Premises and equipment, net	33,988	34,856	35,379	35,364	38,282	(868)	(4,294)
Goodwill	10,381	10,381	10,381	10,381	6,562	—	3,819
Other intangibles, net	2,150	2,449	2,819	3,188	1,103	(299)	1,047
FDIC receivable for loss share agreements	156,549	210,557	258,848	355,325	354,978	(54,008)	(198,429)
Other assets	62,101	64,023	60,619	68,311	87,603	(1,922)	(25,502)
Total assets	$2,527,101	$2,607,697	$2,641,306	$2,661,034	$2,642,247	$(80,596)	$(115,146)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$420,269	$429,960	$409,717	$387,450	$367,762	$(9,691)	$52,507
Interest-bearing deposits	1,629,642	1,696,124	1,738,473	1,760,986	1,756,536	(66,482)	(126,894)
Total deposits	2,049,911	2,126,084	2,148,190	2,148,436	2,124,298	(76,173)	(74,387)
Securities sold under agreements to repurchase	1,082	3,576	3,959	4,755	607	(2,494)	475
Notes payable	5,690	5,698	3,861	2,523	2,527	(8)	3,163
Other liabilities	41,825	46,413	58,360	75,104	86,617	(4,588)	(44,792)
Total liabilities	2,098,508	2,181,771	2,214,370	2,230,818	2,214,049	(83,263)	(115,541)
Total shareholders’ equity	428,593	425,926	426,936	430,216	428,198	2,667	395
Total liabilities and shareholders’ equity	$2,527,101	$2,607,697	$2,641,306	$2,661,034	$2,642,247	$(80,596)	$(115,146)
Capital Ratios
Average equity to average assets	16.79%	16.16%	16.35%	16.32%	15.99%	.63%	.80%
Leverage ratio	16.20	15.57	15.51	15.49	15.44	.63	.76
Tier I risk-based capital ratio	26.18	25.88	28.17	29.25	29.95	.30	(3.77)
Total risk-based capital ratio	27.44	27.14	29.45	30.54	31.23	.30	(3.79)

State Bank Financial Corporation 3Q13 Financial Supplement: Table 3 Condensed Consolidated Income Statements Quarterly (Unaudited)

						3Q13 Change vs.
(Dollars in thousands, except per share amounts)	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12
Total interest income on invested funds	$2,587	$2,693	$2,502	$2,585	$2,847	$(106)	$(260)
Interest income on noncovered loans, including fees	15,800	15,141	14,374	15,053	14,729	659	1,071
Accretion income on covered loans	27,978	25,787	20,636	27,839	18,893	2,191	9,085
Total interest expense	1,981	1,995	1,996	2,096	2,235	(14)	(254)
Net interest income	44,384	41,626	35,516	43,381	34,234	2,758	10,150
Provision for loan losses (noncovered loans)	905	665	350	325	1,050	240	(145)
Provision for loan losses (covered loans)	(636)	(1,288)	(2,385)	3,021	5,441	652	(6,077)
Net interest income after provision for loan losses	44,115	42,249	37,551	40,035	27,743	1,866	16,372
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(18,971)	(20,762)	(16,779)	(15,260)	(6,291)	1,791	(12,680)
Service charges on deposits	1,353	1,284	1,215	1,408	1,298	69	55
Mortgage banking income	260	289	306	363	255	(29)	5
Gain on sale of investment securities	717	—	364	225	—	717	717
Gain on FHLB stock redemptions	—	—	—	680	101	—	(101)
Payroll fee income	727	705	832	622	—	22	727
ATM income	604	635	605	619	611	(31)	(7)
Other	810	1,311	799	724	737	(501)	73
Total noninterest income	(14,500)	(16,538)	(12,658)	(10,619)	(3,289)	2,038	(11,211)
Noninterest Expense:
Salaries and employee benefits	14,794	15,547	17,395	15,134	12,811	(753)	1,983
Occupancy and equipment	2,431	2,550	2,456	2,500	2,469	(119)	(38)
Legal and professional fees	954	1,280	1,601	1,669	1,265	(326)	(311)
Marketing	457	350	328	968	573	107	(116)
Federal insurance premiums and other regulatory fees	939	604	469	673	378	335	561
Loan collection and OREO costs	374	1,944	1,288	929	(484)	(1,570)	858
Data processing	1,551	1,504	1,437	1,272	1,196	47	355
Amortization of intangibles	299	369	370	251	256	(70)	43
Other	1,325	1,313	1,320	1,387	1,371	12	(46)
Total noninterest expense	23,124	25,461	26,664	24,783	19,835	(2,337)	3,289
Income (Loss) Before Income Taxes	6,491	250	(1,771)	4,633	4,619	6,241	1,872
Income tax expense (benefit)	2,142	113	(615)	1,418	1,261	2,029	881
Net Income (Loss)	$4,349	$137	$(1,156)	$3,215	$3,358	$4,212	$991
Basic Net Income (Loss) Per Share	$.14	$—	$(.04)	$.10	$.11	$.14	$.03
Diluted Net Income (Loss) Per Share	.13	—	(.04)	.10	.10	.13	.03
Weighted Average Shares Outstanding:
Basic	31,998,901	31,918,677	31,908,776	31,904,381	31,654,046	80,224	344,855
Diluted	33,296,650	33,124,681	31,908,776	33,179,198	32,808,726	171,969	487,924

State Bank Financial Corporation 3Q13 Financial Supplement: Table 4 Condensed Consolidated Income Statements Year to Date (Unaudited)
	Nine Months Ended September 30		YTD Change
(Dollars in thousands, except per share amounts)	2013	2012
Total interest income on invested funds	$7,782	$8,805	$(1,023)
Interest income on noncovered loans, including fees	45,315	40,407	4,908
Accretion income on covered loans	74,401	74,574	(173)
Total interest expense	5,972	7,653	(1,681)
Net interest income	121,526	116,133	5,393
Provision for loan losses (noncovered loans)	1,920	4,710	(2,790)
Provision for loan losses (covered loans)	(4,309)	7,060	(11,369)
Net interest income after provision for loan losses	123,915	104,363	19,552
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(56,512)	(17,309)	(39,203)
Service charges on deposits	3,852	3,709	143
Mortgage banking income	855	868	(13)
Gain on sale of investment securities	1,081	93	988
Gains on FHLB stock redemptions	—	535	(535)
Payroll fee income	2,264	—	2,264
ATM income	1,844	1,806	38
Other	2,920	919	2,001
Total noninterest income	(43,696)	(9,379)	(34,317)
Noninterest Expense:
Salaries and employee benefits	47,736	39,402	8,334
Occupancy and equipment	7,437	7,345	92
Legal and professional fees	3,835	4,955	(1,120)
Marketing	1,135	1,203	(68)
Federal insurance premiums and other regulatory fees	2,012	1,151	861
Loan collection and OREO costs	3,606	1,031	2,575
Data processing	4,492	4,396	96
Amortization of intangibles	1,038	778	260
Other	3,958	4,192	(234)
Total noninterest expense	75,249	64,453	10,796
Income Before Income Taxes	4,970	30,531	(25,561)
Income tax expense	1,640	11,004	(9,364)
Net Income	$3,330	$19,527	$(16,197)
Basic Net Income Per Share	$.10	$.62	$(.52)
Diluted Net Income Per Share	.10	.60	(.50)
Weighted Average Shares Outstanding:
Basic	31,942,470	31,626,511	315,959
Diluted	33,215,846	32,793,460	422,386

State Bank Financial Corporation 3Q13 Financial Supplement: Table 5 Condensed Consolidated Composition of Loans and Deposits at Period Ends Quarterly (Unaudited)

						3Q13 Change vs.
(Dollars in thousands)	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12
Composition of Loans
Noncovered loans:
Construction, land & land development	$285,855	$295,756	$265,055	$230,448	$249,739	$(9,901)	$36,116
Other commercial real estate	552,579	508,620	486,287	457,729	411,574	43,959	141,005
Total commercial real estate	838,434	804,376	751,342	688,177	661,313	34,058	177,121
Commercial & industrial	27,573	33,908	35,944	35,390	33,817	(6,335)	(6,244)
Owner-occupied real estate	181,882	186,652	176,426	172,445	163,327	(4,770)	18,555
Total commercial & industrial	209,455	220,560	212,370	207,835	197,144	(11,105)	12,311
Residential real estate	63,386	53,962	45,433	43,179	41,514	9,424	21,872
Consumer & other	53,579	44,224	42,310	46,311	37,360	9,355	16,219
Total noncovered loans	1,164,854	1,123,122	1,051,455	985,502	937,331	41,732	227,523
Covered loans:
Construction, land & land development	40,268	51,660	58,802	81,288	98,546	(11,392)	(58,278)
Other commercial real estate	77,040	91,246	115,194	139,010	165,148	(14,206)	(88,108)
Total commercial real estate	117,308	142,906	173,996	220,298	263,694	(25,598)	(146,386)
Commercial & industrial	6,378	8,059	10,811	14,859	21,281	(1,681)	(14,903)
Owner-occupied real estate	55,723	67,568	80,239	86,612	100,151	(11,845)	(44,428)
Total commercial & industrial	62,101	75,627	91,050	101,471	121,432	(13,526)	(59,331)
Residential real estate	109,806	114,036	131,254	142,032	156,368	(4,230)	(46,562)
Consumer & other	862	1,114	531	10,912	11,512	(252)	(10,650)
Total covered loans	290,077	333,683	396,831	474,713	553,006	(43,606)	(262,929)
Total loans	$1,454,931	$1,456,805	$1,448,286	$1,460,215	$1,490,337	$(1,874)	$(35,406)
Composition of Deposits
Noninterest-bearing demand deposits	$420,269	$429,960	$409,717	$387,450	$367,762	$(9,691)	$52,507
Interest-bearing transaction accounts	304,085	351,288	333,336	355,651	324,305	(47,203)	(20,220)
Savings and money market deposits	908,410	911,415	959,912	949,631	960,714	(3,005)	(52,304)
Time deposits less than $100,000	177,634	186,874	194,098	201,658	208,769	(9,240)	(31,135)
Time deposits $100,000 or greater	132,538	139,672	144,501	147,363	157,414	(7,134)	(24,876)
Brokered and wholesale time deposits	106,975	106,875	106,626	106,683	105,334	100	1,641
Total deposits	$2,049,911	$2,126,084	$2,148,190	$2,148,436	$2,124,298	$(76,173)	$(74,387)

State Bank Financial Corporation 3Q13 Financial Supplement: Table 6 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						3Q13 Change vs.
(Dollars in thousands)	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12
Nonperforming noncovered assets:
Nonaccrual loans	$1,972	$2,695	$3,413	$2,621	$4,117	$(723)	$(2,145)
Troubled debt restructurings	956	973	970	2,171	1,297	(17)	(341)
Total nonperforming noncovered loans	2,928	3,668	4,383	4,792	5,414	(740)	(2,486)
Other real estate owned	974	1,097	276	1,115	892	(123)	82
Total nonperforming noncovered assets	3,902	4,765	4,659	5,907	6,306	(863)	(2,404)
Nonperforming covered assets:
Other real estate owned (1)	$51,651	$52,345	$47,401	$45,062	$57,595	$(694)	$(5,944)
Noncovered assets:
Charge-offs	$330	$8	$12	$2	$112	$322	$218
Recoveries	47	26	124	7	75	21	(28)
Net charge-offs (recoveries)	$283	$(18)	$(112)	$(5)	$37	$301	$246
Ratios:
Annualized QTD net charge-offs (recoveries) to total average noncovered loans	.10%	(.01)%	(.05)%	—%	.02%	.11%	.08%
Nonperforming loans to total noncovered loans (2)	.25	.33	.42	.49	.58	(.08)	(.33)
Nonperforming assets to loans + ORE:
Noncovered	.33	.42	.44	.60	.67	(.09)	(.34)
Covered	15.11	13.56	10.67	8.67	9.43	1.55	5.68
Allowance for loan losses to loans:
Noncovered	1.41	1.41	1.44	1.49	1.53	—	(.12)
Covered	4.16	5.28	7.23	11.69	8.39	(1.12)	(4.23)

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans designated as nonperforming.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 3Q13 Financial Supplement: Table 7 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						3Q13 Change vs.
(Dollars in thousands)	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12
Selected Average Balances
Interest-bearing deposits in other financial institutions	$398,391	$465,823	$447,929	$371,873	$333,882	$(67,432)	$64,509
Taxable investment securities	369,485	352,955	314,510	302,102	279,549	16,530	89,936
Nontaxable investment securities	5,836	6,436	7,089	9,028	9,113	(600)	(3,277)
Noncovered loans receivable (1)	1,140,052	1,083,549	1,007,094	955,153	901,168	56,503	238,884
Covered loans receivable	305,487	351,955	419,204	499,828	622,841	(46,468)	(317,354)
Total earning assets	2,219,251	2,260,718	2,195,826	2,137,984	2,146,553	(41,467)	72,698
Total nonearning assets	342,551	383,523	431,215	504,400	526,973	(40,972)	(184,422)
Total assets	2,561,802	2,644,241	2,627,041	2,642,384	2,673,526	(82,439)	(111,724)
Interest-bearing transaction accounts	320,168	360,221	324,342	315,541	321,328	(40,053)	(1,160)
Savings & money market deposits	908,275	936,819	956,517	954,260	997,939	(28,544)	(89,664)
Time deposits less than $100,000	181,865	190,795	197,893	204,821	214,488	(8,930)	(32,623)
Time deposits $100,000 or greater	137,147	142,364	145,329	152,534	162,314	(5,217)	(25,167)
Brokered and wholesale time deposits	106,918	106,818	106,641	106,712	102,468	100	4,450
Notes payable	5,695	5,026	2,536	2,525	2,529	669	3,166
Securities sold under agreements to repurchase	2,438	5,083	3,388	5,352	2,448	(2,645)	(10)
Total interest-bearing liabilities	1,662,506	1,747,126	1,736,646	1,741,745	1,803,514	(84,620)	(141,008)
Noninterest-bearing demand deposits	422,797	410,636	384,660	380,676	356,510	12,161	66,287
Other liabilities	49,287	59,240	76,149	88,706	86,083	(9,953)	(36,796)
Shareholders’ equity	427,212	427,239	429,586	431,257	427,419	(27)	(207)
Total liabilities and shareholders' equity	2,561,802	2,644,241	2,627,041	2,642,384	2,673,526	(82,439)	(111,724)
Interest Margins (2)
Interest-bearing deposits in other financial institutions	.31%	.27%	.23%	.27%	.22%	.04%	.09%
Taxable investment securities	2.39	2.65	2.83	2.97	3.68	(.26)	(1.29)
Nontaxable investment securities, tax-equivalent basis (3)	4.89	4.86	5.09	5.29	5.28	.03	(.39)
Noncovered loans receivable, tax-equivalent basis (4)	5.52	5.63	5.82	6.29	6.52	(.11)	(1.00)
Covered loans receivable	36.34	29.39	19.96	22.16	12.07	6.95	24.27
Total earning assets	8.31%	7.76%	6.95%	8.48%	6.77%	.55%	1.54%
Interest-bearing transaction accounts	.11	.10	.12	.11	.12	.01	(.01)
Savings & money market deposits	.42	.42	.43	.45	.46	—	(.04)
Time deposits less than $100,000.57		.59	.59	.62	.68	(.02)	(.11)
Time deposits $100,000 or greater	.71	.72	.74	.75	.80	(.01)	(.09)
Brokered and wholesale time deposits	.93	.93	.93	.94	.92	—	.01
Notes payable	11.49	10.77	12.79	8.67	8.49	.72	3.00
Securities sold under agreements to repurchase	.16	.08	.12	.07	.16	.08	—
Total interest-bearing liabilities	.47	.46	.47	.48	.49	.01	(.02)
Net interest spread	7.84	7.30	6.48	8.00	6.28	.54	1.56
Net interest margin	7.95%	7.41%	6.58%	8.09%	6.36%	.54%	1.59%

(1) The above amount includes average nonaccrual loans of $2,371 for 3Q13, $4,136 for 2Q13, $3,980 for 1Q13, $3,337 for 4Q12, and $4,114 for 3Q12.
(2) Annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $25 for 3Q13, $27 for 2Q13, $31 for 1Q13, $42 for 4Q12, and $42 for 3Q12.
(4) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $72 for 3Q13, $73 for 2Q13, $69 for 1Q13, $55 for 4Q12, and $41 for 3Q12.